Exhibit 10.14

TERMINATION OF NONCOMPETITION AGREEMENT
This TERMINATION OF NONCOMPETITION AGREEMENT (this “Termination Agreement”) is entered into as of February 26, 2018 (“Effective Date”) between MARRIOTT INTERNATIONAL, INC., a Delaware corporation (“Marriott International” and, together with its affiliates, “Marriott”) and MARRIOTT VACATIONS WORLDWIDE CORPORATION, a Delaware corporation (“MVWC” and, together with its affiliates, “MVW”).
RECITALS
A.    In connection with the spin-off of MVW from Marriott that was completed on November 21, 2011 (the “Spin-Off”), Marriott and MVW entered into several agreements (the “Agreements”) governing the terms of the Spin-Off and the relationship between Marriott and MVW thereafter, including, but not limited to (i) a License, Services, and Development Agreement (the “Marriott License Agreement”), dated November 17, 2011, by and among Marriott International, Marriott Worldwide Corporation and MVWC, (ii) a License, Services, and Development Agreement (the “Ritz-Carlton License Agreement”; together with the Marriott License Agreement, the “License Agreements”), dated November 17, 2011, by and among The Ritz-Carlton Hotel Company, L.L.C. and MVWC, and (iii) a Noncompetition Agreement (the “Noncompetition Agreement”), signed on November 17, 2011 and effective as of November 21, 2011, between Marriott International and MVWC.
B.    In 2016, Marriott acquired the business of Starwood Hotels and Resorts, which has a brand loyalty program known as the Starwood Preferred Guest (“SPG”) program.
C.    Marriott desires to combine the SPG program with its Marriott Rewards program to create a single loyalty program (the “Combined Loyalty Program”) and to integrate its websites, reservations systems, call centers, and other programs, systems and platforms with those utilized by Starwood Hotels and Resorts.
D.    In order facilitate such integration and otherwise modify existing contractual arrangements between Marriott and MVW, Marriott and MVW are entering into amendments to certain of the Agreements on the Effective Date.
E.    Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Marriott License Agreement.
AGREEMENT
In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
1.Termination of Noncompetition Agreement.  Notwithstanding the terms of the Noncompetition Agreement, the License Agreements or any other agreement among the parties hereto, the Noncompetition Agreement is hereby terminated and cancelled in its entirety with effect from and after the Effective Date. Each party hereby waives and releases all rights, obligations, claims and demands of any kind whatsoever that such party ever had, now has or may have hereafter, under the Noncompetition Agreement.
2.Miscellaneous. Article V (Cooperation; Dispute Resolution) and Article VI (Miscellaneous) of the Noncompetition Agreement are hereby incorporated herein by reference as if fully stated herein.
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IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be executed by their duly authorized representatives.

MARRIOTT INTERNATIONAL, INC.
By:	/s/ Timothy Grisius
Name: Timothy Grisius
Title: Global Real Estate Officer

MARRIOTT VACATIONS WORLDWIDE
CORPORATION
By:	/s/ Stephen P. Weisz
Name: Stephen P. Weisz
Title: President and Chief Executive Officer

[Signature Page to Termination Agreement]